UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

U.S. Bancorp

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

41-0255900

(I.R.S. Employer Identification No.)

800 Nicollet Mall
Minneapolis, Minnesota

(Address of Principal Executive Offices)

55402

(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering file number to which this Form relates: 333- 217413

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to Be Registered.

The securities to be registered hereunder are €1,000,000,000 aggregate principal amount of 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024 (the “Notes”). The description of the general terms and provisions of the Notes set forth in (i) the Prospectus included in the Registration Statement on Form S-3ASR (No. 333-217413) (the “Registration Statement”) of U.S. Bancorp (the “Company”), as filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2017, (ii) the Prospectus Supplement dated April 21, 2017, as filed with the Commission on April 21, 2017, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Act”), and (iii) the final Pricing Supplement dated May 31, 2017, which was filed pursuant to Rule 424(b)(2) under the Act, is incorporated herein by reference. The foregoing Prospectus Supplement and Pricing Supplement were each filed with the Commission in connection with the Registration Statement.

Item 2. Exhibits.

4.1	Indenture dated as of October 1, 1991 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 12, 1991).

4.2

First Supplemental Indenture dated as of April 21, 2017 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 21, 2017).

4.3	Form of note representing U.S. Bancorp’s €1,000,000,000 aggregate principal amount of 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

U.S. BANCORP

Date: June 7, 2017	By:	/s/ James L. Chosy
	Name:	James L. Chosy
	Title:	Executive Vice President and General Counsel

INDEX TO EXHIBITS

4.1	Indenture dated as of October 1, 1991 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated November 12, 1991).

4.2

First Supplemental Indenture dated as of April 21, 2017 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 21, 2017).

4.3	Form of note representing U.S. Bancorp’s €1,000,000,000 aggregate principal amount of 0.850% Medium-Term Notes, Series X (Senior), due June 7, 2024.